Exhibit 99.T3D.1

English translation   DISTRICT  COURT  IN  REYKJAVIK       RULING  18 December 2015        Case No. N-10/2015:  Request by the Winding-up Board of LBI hf.  for confirmation of a composition for the Company

English translation   RULING   In the year 2015, on Friday,  18 December, the Reykjavik District Court is called to order in the Courthouse on Lakjartorg square by presiding District Court Judge Kolbritn Swvarsdottir.  Heard by the Court is case no. N-10/2015:  Request by the Winding-up Board of LBI hf.   for confirmation of a composition for the Company.   Case documents Nos. 1 to 31 are available. The following   Ruling  is pronounced: This case, which was accepted for a Ruling on 15 December 2015, concerns a request by the Winding-up Board of LBI hf., Reg. No. 540291-2259, Alfheimar 74, Reykjavik, for confirmation of the Company's composition on the basis of the composition proposal adopted at the Company's voting meeting on 23 November 2015.  On 29 April 2009 the Reykjavik District Court appointed a Winding-up Board for LBI hf. The Winding-up Board issued an invitation to creditors to lodge claims, which was published in the Legal Gazette (Icel. Logbirtingabladio) on 30 April 2009; the deadline for lodging claims was 30 October the same year. A list of claims lodged was published on 16 November 2009 and a creditors' meeting held at which the list was presented on the 23rd of that same month. A statement submitted by the Winding- up Board of LBI hf. dated 26 November 2015 describes how, at that meeting, the bank's Resolution Committee issued a declaration, in accordance with the fifth paragraph of Article 102 of Act No. 161/2002, on Financial Undertakings, that there was no prospect that the assets of LBI hf. would suffice to honour the Company's commitments in full. This formal conclusion, that LBI hf. could not discharge its debts, made it clear that the winding-up of the Company could only be concluded either with a composition or liquidation, cf. the third and fourth paragraphs of Art. 103 a of Act No. 161/2002, on Financial Undertakings, cf. Article 8 of Act No. 44/2009.  A Ruling by the Reykjavik District Court pronounced on 22 November 2010 prescribed that the winding-up proceedings of LBI hf. should comply thenceforth with general rules and in tandem with this the Company's moratorium ceased.

English translation  As authorised by the third paragraph of Art.  103 a of Act No.  161/2002, the Winding-up Board of LBI hf. decided to present to its creditors a composition proposal, as under this provision the Winding-up Board may, when it considers the time to be right, seek a composition to conclude winding-up proceedings if the financial undertaking's assets are not sufficient to discharge in full claims which have not been finally rejected in the winding-up proceedings.  The report accompanying the request by the Winding-up Board of LBI hf for confirmation of the composition states that the announcement of the creditors' meeting to vote on the composition proposal of LBI hf. had been issued and an advertisement concerning it had been published in the Legal Gazette (Icel. Lagbirtingabladio) on 6 November 2015. Furthermore, the meeting was announced on LBI's website and advertisements published in the Financial Times and the Wall Street Journal. LBI would furthermore publish notifications of the court session to hear its petition for confirmation of the composition in the Financial Times and the Wall Street Journal, as well as sending creditors notifications to this effect.  The report also states that at the meeting of voters to vote on the composition proposal of LBI hf. on 23 November 2015 meeting attendees were given an opportunity to submit queries concerning the composition proposal and/or raise objections concerning the list of voting rights. As no such queries or objections were forthcoming the next step at the meeting was to vote on the composition proposal. Following the conclusion of the voting which took place at the meeting the outcome was announced. Weighted by the amount of claim, written votes were received prior to the meeting representing claims totalling ISK 1,534,395,499,866 and at the meeting votes were received representing claims totalling ISK 11,799,815,938. The total amount of claims for which votes were cast was 1SK 1,546,195,315,804 and those voters casting their votes therefore represented 96.67% of the amount on the final list of voting rights. By number, 553.26 written votes were received prior to the meeting and 12.12 at the meeting itself, making the total of votes cast by number 567.24. Those who cast votes represented 44.34% of the total of votes by number according to the final list of voting rights. In tallying the votes regard was only had for the votes cast, as provided for in sentences 12 and 13 of the third paragraph of Art. 103 a of Act No. 161/2002, cf. subparagraph f of Art. 2 of Act No. 59/2015, on votes by number, and subparagraph f of Art. 4 of Act No. 107/2015, on votes by amount of claim. To be approved, the composition proposal of LBI hf. required the consent of 60% of the votes by number and 85% of the votes by amount of claims of those voters participating in the voting. The outcome of the voting was that voters holding claims totalling 1SK 1,542,481,114,812 were in favour of the proposal and against were      2

English translation  voters holding claims totalling ISK  3,714,200,992. Accordingly, the composition proposal received the support of 99.76% of votes by amount of claims. In favour of the proposal were voters representing 565.38 votes by number and against were voters representing 1.87 votes by number. Accordingly, the composition proposal received the support of 99.67% of votes by number. The composition proposal therefore received the required support in the voting and therefore is deemed to be approved by voters, cf. Article 152 of Act No. 21/1991, cf. the third paragraph of Art. 103 a of Act No. 161/2002, as subsequently amended.  The report states that all recognised claims ranked in priority with reference to Articles 109-111 of Act No. 21/1991 have been paid in full, however, the outstanding balance on recognised claims with reference to Art. 112 amounts to around ISK 210.6 billion. According to the composition proposal of LBI hf., these outstanding amounts will be paid before fulfilment of the composition claims begins as provided for by the authorisation in the first paragraph of Art. 103 a of Act No. 161/2002, cf. subpara- graph h of Art. 2 of Act No. 59/2015. LBI's composition proposal provides for settle- ment of debts owed to the Company's general creditors to be concluded by having them receive towards their claims the proceeds of all of the remaining assets of the Company and, furthermore, take over control of how the assets are managed through their holdings in the Company's new share capital, which will be issued and delivered in accordance with the Company's composition, if it is confirmed. All creditors holding general claims of ISK 1,700,000 or less will receive full payment of their claims; the payment will be made in EUR based on the EUR selling rate quoted by the Central Bank of Iceland on the date of payment. Composition creditors holding general claims in amounts from ISK 1,700,001 up to and including ISK 11,821,975 will receive settlement of their composition claims with the above-mentioned de minimis payment, as provided for in an authorisation in the second paragraph of Art.  36 of Act No. 21/1991, on Bankruptcy etc., cf the third paragraph of Art. 103 of Act No. 161/2002 and subparagraph a of Art. 2 of Act No. 59/2015. Composition creditors holding general claims exceeding ISK 11,821,975 will receive, in addition to the specified de minimis payment, payment with issued convertible notes and a holding in share capital, both pro rata to the amount of their claims. A letter from the Windingup Committee to the Reykjavik District Court of 26 November 2015 requested that the Court confirm the Company's composition. The Court's hearing of the request was scheduled for 15 December 2015 with an announcement published in the Legal Gazette on 30 November 2015.  When the case was heard on 15 December 2015 no objections were raised to the request for confirmation of the composition, Counsel for the Winding-up Committee      3

English translation  reiterated to the Court their request and the case was therefore accepted for a Ruling.   Attached to the request was the following composition proposal of LBI hf.:  L  "Introduction and main contents of the proposal  This document is a composition proposal in the winding-up proceedings of LBI, submitted on behalf of the Company's Winding-up Board ("the Winding-up Board") on the basis of the third paragraph ofA rticle 103 a of the Act on Financial Undertakings, No. 161/2002 ("Act on Financial Undertakings'), cf also provisions of the Act on Bankruptcy etc., No. 21/1991 ("Act on Bankruptcy"), as applicable.  Following are the main contents of the proposal as set out here, in order of the time off ulfilment:  a)  Upon confirmation of the composition, a contribution will be delivered by LBI to  the Central Bank of Iceland, in accordance with a decision taken and presented to a creditors' meeting on 2 October 2015, as authorised in the fourth sentence of the second paragraph of Art. 103 of the Act on Financial  Undertakings and  Temporary Provision III of Act No. 36/2001, cf. Act No. 59/2015 ("LBI's stability contribution"). Delivery of the stability contribution will satisfy the conditions for the granting by the Central Bank of Iceland of an exemption from the provisions  of Act No.  87/1992, on Foreign Currency, enabling LBI to fulfil all those   payments which this proposal assumes shall be made to the Company's creditors. b) Payment will be made of finally recognised claims ranked in priority with  reference to Articles 109 to 112 of the Act on Bankruptcy and other obligations discussed in Section II of this proposal, as described in more detail in the contents of that section.  c)  A de minimis payment will be made in euros ("EUR') equivalent to 1,700,000  Icelandic kr6nur ("MK"), as specified in detail in Chapter III of this composition proposal.  d)  New shares  in the  Company will be  issued of a nominal value of ISK  1,600,000,000 and older registered share capital in it written down in full without compensation to previous shareholders. New Articles of Association will be adopted for the Company as a private limited company (Icel.  ehf) at a  shareholders' meeting convened by the Winding-up Board for this purpose.  e)  The Company shall issue non-interest-bearing notes with a conversion option with  a total principal equivalent to ISK 288,059,442,384 and final maturity in 2035, which shall be paid with the cash available in the Company in each instance as provided for in detail in the terms and conditions of the notes. The notes shall be issued in EUR and their amount in that currency based on the exchange rate quoted by the Central Bank of Iceland on the date of issue.      4

English translation   j)  Composition creditors with general claims exceeding ISK 11,821,975 (hereafter  "the threshold for delivery of securities") will receive in addition to a de minimis payment as referred to in subparagraph c, share capital in the Company as referred to in subparagraph d pro rata to the ratio of 1) the portion of their  composition claims exceeding the threshold for delivery of securities relative to 2)   the total amount of all composition claims in excess of the threshold for delivery of   securities, as provided for in detail in Chapter III of this composition proposal.   g) Composition creditors with claims exceeding the threshold for delivery of   securities will receive, in addition to the de minimis payment referred to in   subparagraph c and share capital referred to in subparagraph f a share of the   convertible notes referred to in subparagraph e, pro rata to the ratio of 1) the   portion of their composition claims exceeding the threshold for delivery of   securities relative to 2) the total amount of all composition claims in excess of the   threshold for delivery of securities, as provided for in detail in Chapter III of this   composition proposal.  h)  Following the fulfilment provided for in subparagraphs fi and g) a shareholders'  meeting will be held to elect a new Board of Directors for the Company in accordance with its Articles of Association which will direct its operations from that date forth.  To supplement the above-mentioned main contents of this proposal and for more details of the various substantial points of the proposal reference is made to the discussion in Sections II to IV below.  H.  Treatment and payment of claims lodged with priority with reference to  Articles 109 to 112 inclusive of the Act on Bankruptcy etc.  It is anticipated that upon the confirmation of a composition based on this composition proposal unpaid recognised claims will exist ranked in priority with reference to Art. 112 of the Act on Bankruptcy etc. which have been converted to ISK as provided for in the third paragraph of Art. 99 of the same Act, cf. Point 3 below. Claims may also exist which have been lodged claiming priority with reference to Articles 109 to 112 inclusive of the Act on Bankruptcy which are contingency claims or which the Winding-up Board has rejected in part or in full but where the dispute has not been resolved Further details are provided of those claims referred to here in the Creditors' Information Memorandum which is an accompanying document to this proposal ("Creditors' Information Memorandum"). This proposal assumes that claims lodged with priority with reference to Articles 109 to 112 of the Act on Bankruptcy etc. will be treated, and as the case may be paid, in the following manner:  1. To ensure that sufficient funds in ISK are available, if payment is to be made   of a contingent or disputed claim as referred to above, which was lodged in 5

English translation  ISK claiming priority with reference to Articles  109 to 111 of the Act on Bankruptcy etc., the Winding-up Board shall, in accordance with a decision taken and presented to a creditors' meeting on 2 October 2015, place in a special account in the name of LBI hf with the Central Bank of Iceland an amount equivalent to ISK 6,000,000,000. Insofar as this amount is not used to pay claims of this sort which may be recognised or to pay other claims in ISK for which payment has been authorised from this amount it shall accrue to the Central Bank of Iceland as part of LBI's stability contribution on the basis of agreements thereto.  2.  To the extent that claims as referred to above, which have been lodged with  priority with reference to Articles 109 to 111 of the Act on Bankruptcy etc., may be paid in foreign currency or with assets other than ISK (e.g. with set-off if the conditions of Act 100 of the Act on Bankruptcy etc. are satisfied) should they be recognised, the Winding-up Board and subsequently the Company's Board of Directors as comprised at any given time shall hold in reserve sufficient liquid assets in the Company to ensure payment of claims of this sort, or the delivery of specific assets, where a proprietary or pledge right is claimed, or in the case of a set-off if  a claim concerns a specific asset, in the currency in question.  3.  Currently unpaid claims amounting to ISK 210,587,261,213 exist which have  been finally recognised with reference to Art.  112 of the Act on Bankruptcy. Following the confirmation of a composition based on this proposal and when it is established that LBI is no longer a taxable entity in the understanding of Art. 2 of Act No. 60/2015, on a Stability Levy, the Winding-up Board shall use any liquid funds which may be available in foreign currency, after having regard firstly for possible measures in connection with claims ranked in priority with reference to Articles 109 to 111 inclusive of the Act on Bankruptcy and, secondly, for the necessary operating expenses of LBI's activities, to pay the said claims. All finally recognised claims of this type are to be paid in full before payment of composition claims is made, as described in Section III of this composition proposal.  4.  To the extent that claims may exist, which have been lodged claiming priority  with reference to Art. 112 of the Act on Bankruptcy, which are still disputed or contingent when payments as referred to in Point 3 above are made, payment for them, based on the highest claims of the creditor in question, shall be deposited into a special escrow deposit account in LBI's name which shall be established for this purpose.  Regarding the  detailed arrangements  and payments of this sort, notifications to the creditors in question and procedure     6

English translation  once a final resolution of a dispute is available, whether by the Winding-up Board or the Company's Board of Directors as comprised at any given time, the instructions in Art. 103 a of the Act on Financial Undertakings in this regard shall apply.  5.  Should payment of a finally recognised claim ranked in priority with reference  to Articles 109 to 112 inclusive of the Act on Bankruptcy not be possible due to events concerning the creditor in question or due to other obstacles preventing payment, the amount of the payment shall be deposited to an escrow account in the same manner and subject to the same rules as referred to in Point 4 above. The creditor concerned shall receive the payment together with its share of the accrued interest as soon as it is demonstrated that payment can be made and the obstacle is removed. The same shall apply if payment of a disputed claim cannot be made after it has been finally recognised.  6.  Funds which have been deposited into escrow accounts in connection with  those events referred to in Point  5 above, and/or funds which have been deposited into escrow accounts in connection with previous partial payments made by the Winding-up Board in accordance with an authorisation in the sixth paragraph of Art. 102 of the Act on Financial Undertakings, whether made in ISK or foreign currencies, shall be kept separate from LBI's finances and shall not be included in the Company's assets but rather in the assets of the creditors concerned.  7.  In accordance with the Resolutions on a Stability Contribution and on Release  from Liability and Indemnity, which were adopted and presented at the creditors' meeting on 2 October 2015, LBI shall set aside as a special Indemnity Reserve a total of EUR 20,000,000, which shall serve to secure the indemnity provided for. With regard to the details of Resolutions on Release of Liability and Indemnity, and the special Indemnity Reserve in connection with them, including how it shall be maintained, reference is made to the Creditors' Information Memorandum. Resolutions on Release of Liability and Indemnity, and possible  obligations which the  Company may incur following the confirmation of the composition as a result of them, are not limited to the above-mentioned amount.  III.  Treatment and payment of general claims with reference to Art. 113 of  the Act on Bankruptcy.  Taking into consideration all of the premises accounted for in Section II of this composition proposal and fulfilment of those obligations described therein, including full payment of all finally recognised priority claims, the fulfilment of general claims      7

English translation   with reference to Art. 113 of the Act on Bankruptcy shall commence as follows:  1.  Once sufficient liquid funds are available to LBI for fulfilment as described  here, the Winding-up Board shall distribute de minimis payments to all creditors holding finally recognised general claims with reference to Art. 113 of the Act on Bankruptcy, however, always in accordance with the fourth paragraph of Art. 30 and the second paragraph of Art. 36 of the Act on  Bankruptcy. Comparable payments shall be made in connection with claims covered by Point 11 below. The de minimis payment shall be made by transfer to the creditor's bank account in the EUR amount which is equivalent to ISK  1,700,000, based on the quoted selling rate of the Central Bank of Iceland on the disbursement date of the de minimis payment. Creditors holding a claim lower than the above-mentioned amount of the ISK de minimis payment will  receive their claims paid in full and the amount of their respective de minimis payments will be limited to that. Claims of creditors whose claims are paid in full with a de minimis payment are not included in composition claims cf.  Point 6 of the first paragraph of Art. 28 and the first paragraph of Art. 29 of the Act on Bankruptcy. Composition creditors holding claims equal to or greater than the de minimis payment will receive the full amount of the de  minimis payment. Payment as provided for under this Point shall be made no later than 20 working days from complete fulfilment, as provided for in Section II of this composition proposal, and the availability of sufficient funds to effect full payment as provided for under this Point together with corresponding payments deposited to escrow accounts in connection with claims covered by Point 11 below.  2.  This composition proposal provides for 14.38% of composition claims to be  paid in the manner described in detail in the proposal and that the waiver of composition claims will therefore amount to 85.62%, with the only deviations in creditors' recoveries those which result from the varying impact of de minimis payments,  cf the second paragraph of Art. 36 of the Act on Bankruptcy. Payments over and above the de minimis payments will be made to those creditors holding composition claims amounting to more than the threshold for delivery of securities. Creditors holding composition claims equal to or lower than this amount are deemed to have waived a lower proportion of their claims than is equivalent to the above-mentioned payment proportion of composition claims.  3.  This proposal derogates from the instructions of Points 1 and 2 of the first  paragraph of Art. 36 of the Act on Bankruptcy, cf the authorisation in this 8

English translation  regard in the third paragraph of Article  103 a of the Act on Financial Undertakings. The proposal neither provides for a fixed amount which is offered for payment of composition claims nor does it contain provisions as to when the payments will be made. A time schedule for recoveries and related aspects is given in Section IV of this proposal.  4.  No later than 10 working days after payments as referred to in Point 1 of this  Section have been made the Winding-up Board shall issue new shares in the Company of a nominal value of ISK 1,600,000,000 and write down fully previous registered share capital in the Company, and in addition adopt new Articles of Association for the Company as a private limited company, including the contents described in detail in the Creditors' Information Memorandum, at a shareholders' meeting held by the Winding-up Board for this purpose, cf the second sentence of the fourth paragraph of Art. 101 and the third paragraph of Article 103 a of the Act on Financial Undertakings. Such  a  write-down  of previous share  capital shall be  made  without recompense to previous shareholders and without any call or announcement to shareholders being made as provided for in Chapter VII of the Public Limited Companies Act, No. 2/1995.  5.  Following the issuance of new shares and the adoption of Articles of  Association at a shareholders' meeting, as provided for in Point 4 above, the Winding-up Board shall, within 10 business days of the said shareholders' meeting regiSter the new share capital in the Company in the names of those creditors holding composition claims exceeding the threshold for delivery of securities, pro rata to the ratio of (1) that portion of the composition claims exceeding the threshold for delivery of securities to (2) the total amount of all composition claims in excess of this same amount. The ISK amount of share capital received by each composition creditor shall be paid for with a waiver of its claim.  6.  Before the registration of share capital referred to in Point 5 above takes  place, the Company shall have issued non-interest-bearing notes with a nominal value equivalent to ISK 288,059,442,384 but denominated in EUR, which is furthermore the currency of payment of the note, the final EUR amount of which shall be determined by the quoted exchange rate of the Central Bank on the date of issue. The notes shall be repaid in accordance with a cash sweep provision, i.e. with liquid funds available to the Company in each instance. The final maturity of the notes will be in 2035. The notes shall have an option for conversion to share capital which the Company's Board of  9

English translation  Directors may decide to exercise during the period after 1 September 2018 (conversion rights may be exercised from 1 September to 20 December each year from 2018 onwards) upon the fulfilment of certain conditions. Further information concerning the terms and conditions of the notes are provided in the accompanying Creditors' Information Memorandum.  7.  In tandem with the delivery of new shares in the Company, as provided for in  Point 5 above, the Winding-up Board shall deliver to those creditors holding composition claims exceeding the threshold for delivery of securities,  a holding in the notes referred to in Point 6 pro rata to the ratio of (I) that portion of the composition claims exceeding the threshold for delivery of securities to (2) the total amount of all composition claims in excess of this same amount  8.  The  Winding-up Board may,  if necessary due to unforeseen obstacles,  postpone the registration of share capital and the delivery of the holding in the notes referred to in Points 5 and 7 above for up to 30 business days in addition to that stated in Point 5. In that event, such postponement shall apply to all those composition creditors receiving share capital and notes; the Winding-up Board shall inform the composition creditors concerned of such postponement and the reasons for it as far as practicable.  9.  In return for the delivery of the notes and the receipt of de minimis payments  and the registration of a portion of the Company's share capital, as provided for above, a composition creditor relinquishes the entire outstanding balance on its claim, of whatever sort, against LBI  10. Within  10 business days after the delivery of the share capital and notes  provided for in Points 5 and 7, cf. Point 8, above the Winding-up Board shall convene a shareholders' meeting in the Company where a new Board of Directors shall be elected by its new shareholders and Company matters in  other respects determined in accordance with its Articles of Association, the provisions of the Act on Private Limited Companies, No. 138/1994 and the contents of this composition or its attachments as appropriate.  11. If a dispute on a general claim with reference to Art.  113 of the Act on  Bankruptcy has not been resolved by the time the de minimis payment is made, or if such a claim is contingent when payment is made, the Winding-up Board shall deposit to an escrow account the payment which would belong to the creditor in question based on the highest possible amount of the claim concerned  The same shall apply if events concerning the creditor or its situation obstruct payment.      10

English translation 12. If a dispute on a composition claim has not been resolved when the delivery of new shares takes place as provided for in Point 5 above, or if such a claim is contingent, the Winding-up Board, and subsequently the Company's Board of Directors, shall see to the issuance of new shares in the Company with a subscription, in those instances where a composition claim is finally recognised and to the extent of such recognition, proportionally and in other respects in accordance with the same premises as are stated in Point 5 above. Provision shall be made for an authorisation and obligation for such issuance in the Company's Articles of Association adopted in accordance with Point 4 above. 13. If a dispute on a composition claim has not been resolved when the delivery of the notes is made as provided for in Point 7 above, or if such a claim is contingent, the Winding-up Board, and subsequently the Company's Board of Directors, shall preserve in a custody account that holding in the note which would be equivalent proportionally to the maximum possible amount of the disputed claim. Should a composition claim be finally recognised, and to the extent of such recognition, corresponding notes shall be delivered to the creditor together with its share in any instalments on the notes which may then have been paid by the Company and had to be preserved in the same manner as described in Point 1I above. 14. Regarding the detailed arrangements and payments of the type described in Points 11 to 13 above, notifications to the creditors in question and procedure once a final resolution of a dispute is available, whether by the Winding-up Board or the Company's Board of Directors as comprised at any given time, the instructions in Art. 103 a of the Act on Financial Undertakings in this regard shall apply. 15. This composition proposal derogates from the rules of the fourth paragraph of Art. 30 of the Act on Bankruptcy in the manner provided for in the third paragraph of Art. 103 a of the Act on Financial Undertakings, cl subparagraph c of Art. 2 of Act No. 59/2015, in that the legal effect of the provision will be based on the status of claims as of the end of the time limit for lodging claims, 30 October 2009. The same point in time shall be used as a basis for the de minimis payment referred to in the second sentence of the second paragraph ofA rt. 36 of the Act on Bankruptcy. 16. The proposal does not provide for payment of interest on composition claims and no security is provided for fulfilment, cf. Points 3 and 4 of the first paragraph of Art. 36 of the Act on Bankruptcy. The composition proposal also 11

English translation  provides for all the Company's creditors to receive the same proportional payment and valuables, with the sole exception resulting from de minimis payments as referred to in Point 1 of this Section, cf the second paragraph of Art. 36 of the Act on Bankruptcy. No request is made that specific creditors grant greater concessions than others, in the sense of the third paragraph of Art. 36, of the same Act. If a composition is confirmed on the basis of the proposal all subordinate claims against the Company, as referred to in the third paragraph of Art. 28 of the same Act, shall be cancelled   IV Miscellaneous  I.  This proposal includes all LBI's assets and is based on having all remaining  assets, after allowing for the premises laid down in or resulting from the contents of Section II of the proposal, accrue to the Company's general creditors in accordance with the contents of Section III above. The Winding-up Board's time schedule for a complete settlement of the Company's assets as shown in the following table is based solely on estimated recoveries in foreign currencies based  on their exchange rates against the ISK as of 30 June 2015 and the assumption that all recognised claims in foreign currencies ranked in priority with reference to Articles 109 to 112 of the Act on Bankruptcy etc. will have been paid and that recoveries  will  accord with  existing  contractual  terms  with creditors,  as applicable, including any and all future interest revenues. All amounts are in ISK billions.   Year 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Later  ISK 47.5 8.0 38.5 13.8 42.7 5.1 34.2 4.5 40.3 2.1 30.3 1.7  2.  Reservations are made concerning the asset valuation and the fact that the  Winding-up Board's assessment may increase or decrease either during the time which elapses from the presentation of this proposal until it is voted on, during the period off ulfilment of the composition after its confirmation, or during the lifetime of those instruments which will be issued and delivered to composition creditors as provided for in the proposal.  3.  Valuation of the Company's assets and estimated recoveries by creditors is based  on remaining assets, having regard to the handover of LBI's stability contribution in accordance with the resolution of a creditors' meeting and authorisation in the fourth sentence of the second paragraph of Art. 103 of the Act on Financial      12

English translation  Undertakings and Temporary Provision III of Act No.  36/2001, cf. Act No. 59/2015.  The Winding-up Board's plan and assessment of the value of the Company's assets once the waiver provided for in the composition proposal is decided upon is based on their current situation excluding possible future revenues from them.  4.  The difference between the aggregate nominal value of notes to be issued as  provided for in Point 6 of Section III and the valuation which is used as a basis in determining the waiver of debt in Point 2 of the same Section is based on the Winding-up Board's assessment of possible value increase in assets and interest  income which may accrue during the repayment of the notes.  Due to the uncertainty as to whether it will be possible to pay the nominal value of the notes in full they will be subject to a conversion option, which will enable the  Company's Board of Directors to convert part of the outstanding balance on the   notes to share capital in the Company under certain circumstances.   5. As soon as possible after the confirmation of a composition the Winding-up Board   shall seek to have the composition and its validity recognised in those foreign   legal jurisdictions where this is specifically required, so that the issuance of those   instruments referred to in Section III of this proposal can be effected with respect   to creditors in the respective states; otherwise such documents shall be treated in   the same manner as explained in Points 11-13 of Section III above.   6. Special attention is drawn to the analysis and discussion of risks and factors of   uncertainty in the Creditors' Information Memorandum. Furthermore, attention is   drawn to the discussion of other issues in the same document, including: i)   taxation issues regarding the Company and its creditors; ii) voting and creditors'   meetings in connection with proceeding with this proposal; iii) LBI's stability   contribution and related aspects; iv) indemnity; v) more detailed description of   those instruments referred to in Points 5 to 7 of Section III above; vi) a plan for   the fulfilment of the composition and order off ulfilment measures; and vii) LBI's   operations following fulfilment of the composition.  7.  This composition proposal in the winding-up proceedings of LBI is an updated  version of the original composition proposal which was published on 13 October 2015. This proposal will be submitted to a creditors' meeting for a vote on 23 November 2015 at 10:00 am at Hilton Reykjavik Hotel Nordica, Sudurlandsbraut  2 in Reykjavik. If it is approved with the required majority of composition creditors' votes provided for by law confirmation of the composition will be sought as providedf or in Chapter IX of the Act on Bankruptcy. A composition is regarded as concluded with the final court resolution to this effect and from that date is      13

English translation  binding upon all creditors and parties who control their composition claims in their stead, cf. Art. 60 of the Act on Bankruptcy.  According to a statement by the Winding-up Board of LBI hf. of 26 November 2015 attached to the request for confirmation of the composition, in the estimation of the Winding-up Board the composition of LBI hf. is fair to the Company's creditors, as it ensures their equal treatment in accordance with the applicable rules of legislation and for the maximisation of asset value to the benefit of creditors, in part by ensuring that the assets remaining for settlement with creditors will be exempt from currency controls under Act No. 87/1992, on Foreign Exchange. The route followed in the composition also means that it will be possible to pay the outstanding balance on priority claims lodged with reference to Art. 112 of Act No. 21/1991 sooner than would otherwise have been possible. The statement also says that it in the Winding-up Board's assessment the composition, the debt waiver which it involves and the terms of payment which have been approved are fair to all creditors of LBI hf. and the Company itself as the proceeds of its assets will accrue to its creditors as they are recovered in the priority ranking provided for by law. Finally, the Winding-up Board points out that there is no indication otherwise than that LBI hf. should be able to completely satisfy obligations to its creditors following the composition in the manner which is described in the composition and payment instruments, as these instruments are structured so as to take into consideration the uncertainty concerning the value of assets and repayment time. Furthermore, it is declared that that there are no events known to the Winding-up Board, as referred to in Articles 57 and 58 of Act No. 21/1991, which could prevent the confirmation of the composition.   Conclusion:  As no objections have been raised to the request for confirmation of the above- mentioned composition and the debtor is present in the Court the decision on confirmation of the composition is governed by the second paragraph of Art. 153 of Act No. 21/1991, on Bankruptcy etc., cf. Art. 57 and the second paragraph of Art. 56 of the same Act, as well as the provisions of Art. 103 a of Act No. 161/2002, on Financial Undertakings as subsequently amended, as it is evident that LBI hf. is covered by the scope of that Act, cf. the first paragraph of Art. 1 and Point 10 of Art.  1 a of that Act.  The fifth paragraph of Art. 103 a of Act No. 161/2002, cf. the second paragraph of Art. 153 of Act No. 21/1991, states that a financial undertaking's composition proposal may provide for claims with reference to Articles 109-112 of Act No. 21/1991, on Bankruptcy etc., to be paid first from the financial undertaking's assets prior to     14

English translation  payment of composition claims, without adequate security being provided for their payment or the parties concerned agreeing in writing to the confirmation of the composition without this. The documentation submitted states that all recognised claims ranked in priority with reference to Articles 109-111 of Act No. 21/1991 have been paid in full, however, the outstanding balance on claims with reference to Art. 112 of Act No. 21/1991 amounts to around ISK 210.6 billion. According to the composition proposal of LBI hf., these outstanding amounts will be paid before fulfilment of the composition claims begins as provided for by the authorisation in the fifth paragraph of Art. 103 a of Act No. 161/2002, cf. subparagraph h of Art. 2 of Act No. 59/2015.  According to Art.  57 of Act No. 21/1991 a District Court Judge shall reject a debtor's request for confirmation of a composition if 1) the original authorisation to seek composition should have been refused, as provided for in the first paragraph of Art. 38, or it has already been cancelled, as referred to in Art. 41; 2) it is established that the debtor has offered a voter a concession to influence his/her vote or is otherwise involved in misconduct to that end; or 3) the invitation to lodge claims or notifications to creditors, the processing of their claims, the meeting on the composition proposal, or voting on it has been so improperly managed that this could have been decisive for the results of the voting. Furthermore, a District Court Judge may properly refuse a debtor's request if there are material flaws in its presentation of the request which it has neglected to rectify in accordance with the second paragraph of Art. 57 of the same Act.  It cannot be seen from the documentation in this case that individual voters have received any inducement in the voting on the composition concerned in this instance. Furthermore, there is no indication that there have been any flaws in the invitation to lodge claims, the processing of claims or voting on the composition proposal. It is also established that the proposal was approved by the required majority of voters, as provided for in the third paragraph of Art. 103 a of Act No. 161/2002, on Financial Undertakings, as subsequently amended. In addition, a certificate from the Central Bank of Iceland is available for the financial undertaking, stating that the composition proposal of LBI hf. for the Company's composition will neither cause instability in exchange rate and monetary affairs nor upset financial stability, cf. the fourth paragraph of Art. 103 a of Act No. 161/2002, on Financial Undertakings.  Having regard to all of the above, the request of the Winding-up Board of LBI hf for composition of the Company's composition proposal is accepted.   District Court Judge Kolbrun Swvarsdettir hereby pronounces this Ruling.        15

English translation   RULING  The composition proposal for LBI hf., Reg. No.  540291-2259, Alfheimar 74, Reykjavik, which was approved at a voting meeting on 23 November 2015, is confirmed as the Company's composition.   Kolbrari SwvarsdOttir [sign.]    [sigillum]    Certified true copy,  Reykjavik District Court, 18 December 2015 Paid: ISK 3,750  Paid:      I hereby certify this to be   a true and fair translation of the original Icelandic document:          L  Keneva  u,iz 47..;:.24 Aflagrkridi 6. Reykjuvik ICELAND tor and CnOrt    16  1,Ael

HIRADSDOM.UR  REYKJ AV 1 KU R      URSKURDUR  18. desember 2015         Mal nr. N-10/2015: Krafa slitastjornar LBI hf   um staofestingu nauoasamnings fyrir fdlagio

  URSKURDUR   Arlo 2015, thstudaginn 18. desember, er &tubing Heraosdoms Reykjavikur ha6 i Domhasinu vi6 Lwkjartorg of Kolbranu Smvaisdottur hera6sdamara.  Fyrir er tekiO rnali6 nr. N-10/2015:  Krafa slitastjornar LBI hf.  urn staofestingu nauoasamning,s fyrir felagio    Skjol malsins nr. 1-23 liggja frammi. Kve6inn er upp svoliljObandi   arskurour   Mal betta, sem teki6 var til arskuroar  15. desember  2015, varoar krofu slitastjOrnar LBI hf., kt. 540291-2259, Alfheimum 74, Reykjavik, um staofestingu nanoasamningi felagsins a grundvelli sanrmingsfnimvatps sem sambyldct var a fundi atkvx6ismanna felagsins 23. november 2015.  Hinn 29. april 2009 skipabi Herabsdornur Reykjavikur slitastjorn fyrir LBI hf. SlitastjOrnin gaf tit  innkollun til  skuldheimtumanna,  sem  birtist  fyrra sinni LogbirtingablaOinu 30. april 2009 og lauk krofuVfsingarfresti 30. oktober sama ar. Skra urn 1Srstar krofur var gefin at 16. november 2009 og krofuhafafundur bar sem him var logo fram var haldinn 23. sama manaoar. I framlag6ri yfirlSisingu slitastjOrnar LBI hf., dagsettri 26. november 2015, er pvi 1S/st ao a Beim fundi haft skilanefnd bankans  geflo itt samrami vio 5.  mg. 102.  gr.  laga nr. 161/2002, urn fjarmalafyrirteeki urn ao engar horfur vxru a bvi ao eignir LBI hf myndu nxgja til ao standa vi6 skuldbindingar felagsins a6 fullu. Me6 beirri formlegu ni6ursto6u um ao LBI hf. wtti ekki fyrir skuldum hafi veriO Ijost a6 einungis vwri unnt ao ljaka slitum felagsins me6 nau6asamningi e6a gjaldbrotaskiptum sbr. 3. og 4. mgr. 103. gr. a. laga nr. 161/2002 um fjarmalafyrirtwki, sbr. 8. gr. laga nr. 44/2009.  Me6 arskurbi Heraosdoms Reykjavikur, uppkveonum 22. november 2010, var kve6i6 a urn a6 slitameofero LBI hf. skyldi Para fra Iteim tima eftir almennum reglum og fell grei6slusto6vun feagsins sarrthliZa niOur.  Samlcvmmt heimild i 3. mgr. 103. gr. a. laga nr. 161/2002 akva6 slitastjorn LBI hf a6 leggja fyrir krofuhafa frumvarp ao nauOasamningi fyrir felagi6 en samkvwmt akvae6inu getur slitastjorn, begar hurt telur timabert, IeitaO nau6asamnings til a6 ljaka slitametifer6 of eignir fjarmalafyrirtokis n2egja ekki til fullrar greiOslu krafna sent ekki hefur endanlega veriO hafnaO vi6 slitame6fer6.  1

    I greinargera me8 krofu slitastjornar LBI hf. urn staafestingu nauaasamnings kemur fram a8 fundarbo8 urn krofuhafafund til atkveiagreioslu urn frumvarp ao nauaasamningi LBI hf. haft. verio gefio ut og hafi augVising bar ao lutandi verio bid i Logbirtingablaainu, 6. november 2015. Jafnframt hafi verio tilkynnt urn fundinn a vef LBI hf. og birtar augVisingar i Financial Times og The Wall Street Journal. 136. muni LBI hf. jafnframt birta tilkynningar um Pinghald til ao fjalla urn krdfu LBI hf. um staofestingu nauoasamnings I Financial Times og The Wall Street Journal asamt bvi ao senda krofuhdfum tilkynningar bar a8 latandi.  I greinargeroinni kemur jafnframt fram a8 a fundi mea atkvxoismonnum til atkvmoagreioslu urn frurnvarp a8 natioasamningi LBI hf., 23. november 2015, hafi fundarmiinnum venal gefinn kostur a ao setja fram fyrirspurnir um frumvarpi8 ogle& gera  athugasemdir vio  skra um atkvmaisrett.  Hvorki  hafi  komio  fram  slikar fyrirspurnir ne athugasemdir og hafi bvi verio gengio til atkvm8a urn frumvarpio a fundinum. I kjolfar Bess hafi fario fram atkvmoagreiosla a fimdinum og var ao henni lokinni tilkynnt urn niourstdaur. Eftir fjarhma hafi borist skrifleg atkvmai fyrir fundinn vegna krafna sem =mu samtals 1.534.395.499.866 kr. og a fundinum haft borist atkved vegna krafna sem nwmu samtals 11.799.815.938 kr. Se heildadjarhzeo krafna sem  atkvmai  hafi  verio  greidd  fyrir  samtals 1.546.195.315.804  kr.  og  hafi atkvx8ismenn  sem  greiddu atkvzebi  bvi  fario  mea 96,67  hundraoshluta  eftir fjarlimaum samkvwmt endanlegri Ara. urn atkvxaisrett. Eftir hdfaatOlu hafi borist 553,26 skrifleg atkvwai fyrir fundinn og a fundinum 12,12 og se heildarfjoldi hdfoatoluatkvw8a 567,24. AtImeaismenn sem greiddu atIcvmai hafi fario mea 44,34 hundraoshluta hoidatoluatkvmaa sarnkvzemt endanlegri skra urn atkvmaisrett. Via talningu atkvw8a hafi einungis verio tekia tillit til atkvte8a sem greidd haft. verio I samrxmi via 12. og 13. malslia 3. mgr. 103. gr. a. laga nr. 161/2002, sbr. f-lio 2. gr. laga nr. 59/2015 urn atkvwoi eftir hafaatolu og f-lia 4. gr. laga nr. 107/2015 um atkvai eftir fjarhwourn. Til sambykkis frumvarpi a8 nanaasamningi LBI hf. burfti sambylcki 60 hundraoshluta atkvwoa eftir hofaatolu og 85 hundraoshluta eftir  arliwaum krafna beirra atkvmaismanna sem hafi tekia ban i atkvxaagreiaslunni. Niburstaaa atkvx8agreioslumiar hail verio srz ao me8 frumvarpi hafi greitt atkvmai atkmaismenn sem aft krdfur samtals ao fjarhma 1.542.481.114.812 kr. og a m6ti atkveeoismenn sem hafi att latfur samtals ao fjarhtea 3.714.200.992 kr. Samkvxmt bvi hafi frumvarpio hlotia stuaning 99,76 hundraoshluta atkvmoa eftir tjarhwo. Mea frumvarpinu hail greitt atkvazai atkvwaismenn sem font met 565,38 hoiaatoluatkvAi og a moti atkvxaismenn sem fedi mea 1,87 hdfdatoluatkvmoi. Sainkvxmt bvi hafi frumvarpio hlotio stuaning 99,67 hundraoshluta eftir holoatolu. Frumvarpio hafi bvi blotia  tilskilinn  stuoning  via  atkvwaagreioslu  og  taldist  bvi  sambykkt  of     2

 atkywoismonmun sbr. 152. gr. laga nr. 21/1991, sbr. 3. mgr. 103. gr. a. laga nr. 161/2002 meo si6ari breytin gum. I greinarger6inni kernur fram a8 allar vi8urkeruidar lutfur meo retthmo sarnkvwmt 109-111. gr. laga nr. 21/1991 haft veri6 greiddar a6 fullu en ogreiddar eftirstoovar viourkenndra krafna sky. 112.  gr.  seri urn 210,6 milljaroar krona.  Samkvaemt frumvarpi  a8  nauoasamningi  LBI  hf  grei8ist pzer eftirstoOyar aour en efndir sarnningskrafna hefjist i sarnreemi vio heimild i 5. mgr. 103. gr. a. laga nr. 161/2002 sbr. h-lio 2. gr. laga nr. 59/2015. Frumvarp a8 nau8asamningi LBI feli i ser ao skuldaskilum vio almenna krOfuhafa felagsins veroi loki6 me6 kvi ao keir fai upp I krofur sinar andvir8i allra keirra eigna felagsins sem eftir standi og taki jafnframt vio ao stYra kvi hvernig fario veroi meo pxr I krafti hlutdeildar sinnar I nhu hlutafd felagsins sem geflo veroi ut og afhent I samrwmi vio nau8asamning felagsins, Mist harm staofestur. Allir kr6fuhafar sem eigi almennar krofur a6 fjarhm6 1.700.000 kr. e6a mina fai kr6fur sinar greiddar ao fullu og veroi greioslan innt af hendi i evrum, mioao vio skrao solugengi  Seolabanka Islands gagnvart krOnu a grei6sludegi. Sarnningskrofuhafar sem eigi almennar krofur a8 fiarhoo fra 1.700.001  kr. til  11.821.975 kr. fai samningskr6fur sinar greiddar meo frarnangreindri lagmarks- greioslu i sarnrxmi vio heimild i 2. mgr. 36. gr. laga nr. 21/1991 um gjaldkrotaskipti  o.fl. sbr. 3. mgr. 103. gr. laga nr. 161/2002 og a-li6 2. gr. laga nr. 59/2015. Samningslcrofuhafar sem eigi almennar krofur a8 hwrri tarhx8 en 11.821.975 kr. fai, auk  tilgreindrar  lagmarksgrei6s1u,  greioslur  meo  irtgefnum  skuldabrefum  meo breytiretti og hlutdeild i hlutafe, alit a8 tiltolu I samrwmi vio fjarhx6 krafna beim  Me6 brefl slitastjornar til Hera6sdoms Reykjavikur, 26. november 2015, var kess oska8 a8 dOmurinn staofesti nauoasamning felagsins. Bo8a8 var til pinghalds 15. desember 2015 meo aug15,singu er birtist I Logbirtingablaoinu 30. november 2015.  Vio fyrirtoku malsins  15. desember 2015 voru ekki h6f6 uppi nein andmmli vio kriifu um sta8festingu nau6asamningsins. I kinghaldinu itreku6u logmenn slitastjornar krofuna og var malio kvi tekio til urskuroar.  Me6 krofunni fylgdi eftirfarandi frumvarp a8 nauoasamningi LBI hf.:  I.  „Inngangur ag meginefni frumvarps.  Skjal fietta er frumvarp ao nauaasamningi f slitameoferO LBI sem lagt er fram af halfu slitastjornar felagsins („slitastjarn`) a grundvelli 3. mgr. 103. gr. a. laga um fjarmalafiirirtreki nr. 161/2002 (Jog um ljarmalqb,rirtceki"), sbr. einnig alcvce6i laga  um gialdkotaskipti o.fl. nr. 21/1991 (Jag um gialdkrotaskipti") eftir kvi sem via a.   Meginefni frumvarps pessa er sem her greinir, i rettri tirnarod eftir efndum:  a) Via  staafestingu  nau6asamnings  verOur  innt of hendi framlag LBI til   Seolabanka Islands,  i samrcemi via ak-vOrdun sem tekin var og kynnt   krafuhafafundi Pann 2. oktaber 2015, samkv6emt heimild i 4. malsli6 2. mgr.    3

 103. gr. laga um fiarmalqfrrirtceki og almedi til bradabirgda111 l lOgurn nr. 3612001,  sbr.  log nr. 59/2015 („stodugleikafiarnlag LBI").  Gegn sliku stodugleikaframlagi  verdi  uppjillt skilyrdi fyrir  undanPcipt Sedlabanka Islands fia akvcedum laga nr, 8711992 um gjaldeyrismcil pannig ad LBI verdi unnt ad efna altar Jcer greidslur sem frumvarp petty gerir rad fyrir ad renna skull til krofuhafa felagsins.  b)  Greiddar verda endanlega samPykktar krofur med retthced samkvcemt 109. til  og med 112. gr. laga urn gfaIdProtaskipti og adrar peer skuldbindingar sem fjallao er urn 111 kafla frumvarps Pessa, eftir Pvi sem nanar greinir I efni Pess kafla.  c)  Greidd verdur lagmarksgreidsla i evrum  („EU1?") Sem nemur ad jafnvirdi  1.700.000  1slenskra krona (,1SK"), eftir kvi sem nanar greinir i 111. kafla frumvarps pessa.  d)  Gefnir verda it in nfiir hlutir 1 felaginu, ad nafnvirdi ISK 1.600.000.000, og  eldra skrdd Nut*. 1 Pvi fcert nidur ad fullu, an endurgjalds til eldri hluthafa. Felaginu verda settar nRar samPykktir sem einkahlutafelagi a hluthqfafimdi sem slitastjarn heldur i pessu skyni.  e)  Magid skal gefa ut vaxtalaus skuldabrif med breytiretti sem skulu nema alls  ad hofudstolsverdmceti jajhvirdi ISK 288.059.442.384 og hafa lokagjalddaga a drinu 2035, sem greMa skal med Pvi lausa fe sem til reidu er hja felaginu hverju sinni,  ens og nanar er kvedid a um i skilmalum skuidabrefanna. Skuldabrefin skulu gefin ea` i EUR og midast jarked Peirra i peim gjaldmidli yid skrao gengi Sedlabanka islands a fitg4fudegi.  j)  SamningskrOfuhafar med krofur sem nema hcerri Sarhced en ISK 11.821.975  (her  eftir  „vidmMunarrnark  vegna  afhendingar  verobrefa")  fa,   auk lagmarksgreidslu skv. c) lid, afhent hlutafe felagsins skv. d) lid, ad rettri tlitolu efiir  hlutfalli  milli (1) Bess  hluta  samningskrofunnar sem  er  umfram  vidmidunarma•k vegna afhendingar verdbrefa og (2) heildarfjarhxdar alba   samningslcrafna ad Pvi leyti sem peer eru umfram vidmidunarmark vegna   ajhendingar verobrefa, eftir Pvi sem nanar greinir 1111. kqfla frumvarps Pessa.  g) Samningskrofuhafar reed IcrOfur sem nema hcerri liar/Iced en vidmidunarmark   vegna afhendingar verdbrefa fa, auk lagmarksgreidslu skv. c) lid og hlutafe   sky. j) lid, afhenta hlutdeild i skuldabrefi skv. e) lid, ad rettri tiltlilu eftir   hlutfalli   milli (1)   pess   hluta   samningskrofunnar  sem   er   umfram   vidmidunarmark vegna afhendingar verobrefa og (2) heildadarhceoar alIra   samningskrafna ad Pvi leyti sem Peer eru umfram vidmidunarmark vegna   afhendingar verobrefa, eftir pvi sem nanar greinir i III. kajlafruinvarps Pessa.     4

 17) Ad loknum efndum skv. f) og g) lid verour haldinn hluthafafundur par sem ny   stjOrn felagsins verour kosin I samrcemi vid samPykktir felagsins og mun han fara med stjdrn Pess og rekstur fra peim degL  Til ifilingar framangreindri upptalningu meginatrida frumvarps Pessa og um nanari efnisatridi frumvarpsins visast tal umfjollunar i koflum IL ill IV. her a eftir.  II.  Medkondlun og greidslu krafna sem list er med forgangi sky. 109. tit og  med 112. gr. laga um gjaldprotaskipti.  Gert er rad fyrir pvi ad vid stadfestingu naudasamnings a grundvelli frumvarps pessa seu fyrir hendi ogreiddar samPykktar krofur med retthced samkvcemt 112. gr. laga um glaldProtaskipti sem fceroar hafa verid I ISK skv. 3. mgr. 99. gr. somu laga, sbr. 3. hour her a elfin N kunni ad vera fyrir hendi krofur sem bist hefur verid med retthced samkvcemt 109. al og med 112. gr. laga um gjaldProtaskipti, sem eru skilyrtar eda slitastjorn hefur hafnad ad einhverju leyti eda Mu, en cigreiningur hefur ekki verid til lykta leiddur. Ncinari grein er gerd fyrir Peim krOfum sem her urn rcedir I uppOsingariti fyrir krofuhafa sem er jilgiskjal frumvarps pessa (,upplPsingarit fyrir Icrofuhafa"). Frumvarp Petta gerir rad fyrir Pvi ad krofur med 13,sta retthced samkvcemt 109. til og med 112. gr. laga um gjaldProtaskipti verdi medhondladar, og eftir atvikum greiddar, med eftirfarandi hcetti:  I. Til ad tryggja ad til reidu seu ncegir fjcirmunir I ISK, ef til greidslu kemur skilyrtri eda umdeildri kreifu samkvcemt framangreindu, sem liist var i ISK med retthced samkvcemt 109. ill og med 111. gr. laga um gjaldProtaskipti, skal slitastjdrn, I samrcemi vid akvoroun sem tekin var og kynnt a IcrOfirhafafundi pann 2. oktaber 2015, leggja inn a serstakan reikning f nafni LEI hja Sedlabanka Islands jarhced sem nemur ISK 6.000.000.000. Ad Pvi mark! sem  flarhcedin rennur ekki dl greidslu krafna afPessum toga sem kunna ad verda   vidurkenndar, eda til greidslu annarra krafna 115K, sem heimilad hefur vend ad greida affiarhcedinni, man han renna til Sedlabanka Islands sem hluti of stdougleikaframlagi LEI og a grundvelli samninga par ad Mandl.  2. Ad Pvi marki sem krOfur sarnkvcemt framangreindu, sem 1)3st hefur verid med   retthced samkvcemt 109. til og med 111. gr. laga urn gjaldfirotaskipti, yrdu   greiddar med erlendum gjaldeyri eda med ddrum eignum en islenskum Icronum   (t.d vegna skuldajdfnudar ad uppifiltum skilythum 100. gr. laga um   glaldProtaskipti) ef peer verda vidurkenndar, skal slitastjorn, og Mar stjOrn felagins eins og han er skipud a hverjum Lima, halda til haga ncegum lausum   eignum i forum felagsins dl ad tryggt se ad greidsla a krofurn afPessum toga,   eda aftrending tiltekinna eigna ef um eignar- eda veorettindi er ad rceda, eda ef   um skuldajdfnuo gagnvart krofu en vardar tiltekna eign er ad rceda, geti att ser stall 1 Peirn gjaldmidli sem vid a.    5

 3.  Fyrirliggjandi eru ogreiddar krofur ad ficirhce6 ISK 210.587.261.213 sem eru  endanlega   samPykktar   meo   rite/iced   sarnkvcemt  112.  gr.   laga   urn gjaldProtaskipti. I kjolfar stadfestingar nauoasamnings a grundvelli frumvarps fiessa og Pegar fyrir liggur ad LBI er ekki lengur skatta6ili 1 skilningi 2. gr.  laga nr.  60/2015 um sto6ugleikaskatt, skal slitastjorn verja lausu fi ,sem til raft kann a6 vera I erlendum gjaldmiolum, a6 teknu tilliti til mogulegra raostafana vegna krafna meo retthced samkvcemt 109. til og meo 111. gr. laga  urn gjaldbrotaskipti annars vegan og nauisynlegs rekstarkostna6ar i starfsemi LBI hins  vegan,  til greldslu umrceddra  krafna.  Skulu  allar endanlega samjykktar krofur of Pessum toga greiddar a6 fullu dour en tal grei6slu  samningskrafna kemur eftir Pvi sem greinir 1 III kaflaftumvarps Pessa.  4.  Ad pvi markt sem frrir hendi kunna (26 vera krofur sem bist hefur verid meo  retthce6 samkvcemt 112. gr. laga um gfaldProtaskipti, sem enn eru urndeildar e6a skilyrtar er greidslur sarnkmemt 3. lid her a6 framan fara fram, skal greidsla  vegna Peirra,  sem  mioar  vt6  hcestu  krofuger6  hIuta6eigandi  krofuhafa, lOgd inn a serstakan fjcirvorslu-innlcinsreikning I nafni LBI sem stofnaiur skal i Pessu skyni. Um nanari acerslu og greiislu affiessum toga, tilkynningar til hlutadeigandi krofuhafa og arvinnslu pegar endanleg arlausn  agreinings liggur frrir, hvort sem er of halfu slitastjornar e6a stjornar felagins eins og han er skipu6 a hverjum tima, .fer eftir frrirmcelum 103. gr. a. laga urn fjcirrnalafrrirtceki sem urn petta gilda.  5.  Verdi grelOslu endanlega samPykktrar krofu meo retthce6 samkwernt 109. til  og meO 112. gr. laga urn gjaldfirotaskipti ekki vii komid vegna atvika er var.& hlutadeigandi krofuhafa eict vegna annarra tahnana a pvt ad greiosla geti jarii fram, skal greioslujarhcedinni raOstafa6 inn a fjarvorsluinnlansreikning  meo sama hcetti og eftir sOmu reglum og greinir 1 4.  116 her at, ftaman. Illutadeigandi krofuhafi skal fd grelosluna auk hlutdeildar I kfollnum vaxtum um leid og sYnt er fram a ad greidsla geti att sir mad og talmun er lokid. Sama a vii of greloslu vegna umdeildrar Icrofu verour ekki vii komid eftir ad han hefur veri6 endanlega sambykkt.  6.  Fjarmunum sem ra6stafao er inn a flarvorsluinnlansreikning(a) vegna Peirra  atvika sem um rce6ir 15. lid her ao ftaman, og/e6a jjarmunum sem lagiir haliz verid inn a fjarvorsluinnlansreikninga i tengslum vii fyrri hlutagreioslur slitasyarnar samkvcemt heimild i 6. mgr. 102. gr. laga urn flarmalafrrirtceki,  hvort sem er 1 1SK eda erlendum gjaldmiilum, skal haldia adgreindum fra fjarhag LBI og teljast ekki iii eigna felagsins heldur eigna hlutadeigandi krofuhafa.     6

7. i samrcemi via akvaroanir urn stO6ugleikaframlag og abyrg6ar- og skaoleysi, sem teknar voru og kynntar a latfuhafafundi Pann 2. oktaber 2015, skal LBI leggja til hlidar i serstakan ska6leysissja6 ails EUR 20.000.000, sem standa skulu tii tryggingar Pvl ska6leysi sem her um rceoir. Urn nanari titfcerslu samPykklar urn abyrgdar- og skaoleysi og hinn serstaka skaoleysissj66 sem Par urn rce6ir, P.m.t. hvernig honum skal vid halc116, er visao til uppliOingarits fyrir krofuhafa. Akvordun um abyrgoar- og ska6leysi, og hugsanlegar skuldbindingar sem falla kunna a felagi6 eftir staofestingu naudasamnings vegna Mess eru ekki takmarkadar via frarnangreinda jjarhce6. III. Meohendlun og greidsla almennra krafna sky. 113. gr. laga um gjaldbrotaskipti. .A6 teknu tiliit1 tit allra peirra forsendna sem fram koma i II. kafla frumvarps Pessa og efndum Peirra skuldbindinga sem par greinir, P.m.t. fullri grei6slu allra endanlega samPykktra forgangskrafna, skal hejja efndir almennra krajha skv. 113. gr, laga um gjaldbrotaskipti, eftir bvi sem her segir: 1. Pegar til reidu eru ncegir lausir fjcirrnunir i forum LBI til efnda san2kvcemt pvi sem her greinir, skal slitastjarn inna af hendi lagmarksgreioslu til allra krofuhafa med endanlega samPykkar almennar krofur skv. 113. gr. laga urn gjaldProtaskipti, p6 avallt i samrcemi via 4. mgr. 30. gr. og 2. mgr. 36. gr. laga urn gjaldfirotaskipti. Samsvarandi greioslur skulu inntar af hendi vegna krafna sem falla undir 11. lid her a eftir. Lagmarksgreidslan skal greidd med millifcerslu inn a bankareikning krofuhafa og i Peirri flarhce6 I EUR sem er a6 jafnvirdi ISK 1.700.000 midad via skrao solugengi Sedlabanka islands a greidsludegi lagmarksgreloslunnar. Krqfuhafar sem eiga lcegri krofu en sem nemur framangreindri flarhce6 lagmarksgreioslu i 15K, fa krofur sinar greiddar ad fullu og takmarkast fjarlice6 lcigmarksgrei6slu hlutadeigandi via Pa jjarhce6. KrOfur krofuhafa sem fa kr-6Ar sinar greiddar ad fullu med lagmarksgrei6slu teljast ekki san2ningskrofur, sbr. 6. toluli6 1. mgr. 28. gr. og 1. mgr. 29. gr. laga urn gjaldProtaskrPti. Samningskrofuhafar sem eiga jafn has eda hcerri krofu en nemur lcigmarksgreioslunni fa alla fjarhwo lagmarksgreioslunnar. Grei6sla samkvcernt Pessum lid skal .fara from a Jeim degi sem er sioar af (a) 20 virkum dOgum jka fullum efndum samkvcernt 11 Icajla frumvarps Pessa og (b) fra Pvi ad ncegir fparmunir eru til reidu svo full greidsla geti fari6 fram samkvcemt pessum lid, asamt Pvi ad samsvarandi greidslur geti veri6 lagdar inn a jjarvorsluinnlansreikning vegna krafna sem eru skilyrtar e6a agreiningur stendur um og falla undir 11. lid her a eftir. 2. Frumvarp Petta kveOur a um ad 14,38% samningskrafna verdi greiddar med Jeim hcetti sem nanar greinir I frumvarpinu og as ejlirgjof samningskrafna 7 nem' pvi 85,62%, med peim fi.civikum einum a endurheirraturn krofuhafa sem lei6a af mismunandi ahrifum lagmarksgreidslu, sbr. 2. mgr.. 36. gr. laga um gjaldProtaskipti. Greioslur umfram laginarksgrei6slur verda inntar af hendi til Peirra krofuhafa sem eiga samningskrofur sem nema hcerri ficirhced en vidmidunarmarki vegna afhendingar verObrefa. Krofuhafar sem eiga samningskrofur sem eru jafn haar e6a kegri en nemur Pessari jjarhceo reljast hafa gelid efiir lcegra hlutfall af krofum sinum en sem nemur framangreindu greiosluhlutfalli samningskrafna. 3. Frumvarp Petta felur i ser frcivik fi0j5rrirmwlum I. og 2. tOlulidar I. mgr. 36. gr. laga urn gjaldProtaskipti, sbr. heimild Par a6 latandi 1 3. mgr. 103. gr. a. laga urn jarmalabirirticeki. Frumvarpi6 gerir Pvi hvorki rad fyrir fastri fjcirhce6 sem booth er til greioslu a samningskrOfum ne felur frumvarp16 z sir akvce61 urn pad hvencer greidslur muni eiga ser stall. Timasett acellun um endurheimtur og tengd atrial er f IV. kafia frumvarps kessa. 4. Eigi War en 10 virkum dogum efiir ao grei6slur skv. I. lid bessa kafla hafa vend inntar af hendi skal slitastjorn gefa at nfrtt hlutafefilaginu, ad nafnvir61 ISK 1600.000.000, ogfcera ni6ur ad fullu eldra skrci6 hlutafe i Pv1 auk Pess cz6 seija felaginu njyar sam,bykktir sem einkahlutafelag, i meginatriouna med Pvi efni sem nanar greinir i upply'singariti )51rir krofuhafa, a hluthafafundi sem slitastjern heldur I pessu skyni, sbr. 2. mcilsli6 4. mgr. 101. gr. og 3. mgr. 103. gr. a. laga um jarmalafirrirtceki. Slik nidurfcersla a eldra hlutafe skal vera On endurgjalds fyrir eldri hluthafa pess og an Less ad innkollun e6a tilkynning til hluthafa hafi farid from samkvcemt alcvceclum VII. kafla laga urn hlutafelOg nr. 2/1995. 5. Eftir ettgafu nfrra hluta og setningu sambykkta a hluthafafundi sanakvcemt 4. 116 ad framan, skal slitastjorn finnan 10 virkra daga fra umrceddum hluthafafundi skra hid nyja hlutafe i jelaginu a nofn Peirra IcrOfuhafa sem eiga samningskrofur er nema hcerri fiarhce6 en vidmidunarmark vegna afhendingar verobrefa, ad rettri tiltolu of it hlutfalli milli (I) Pess hluta samningskrofunnar sem er umfram vidmidunarmark vegna ajhendingar verobre'fa og (2) heildarfiarhce6ar allra samningskrafna ad Pvi leyti sem Peer eru umfram vidmidunarmark vegna afhendingar verobrefa. SO krdnutala hlutaffar sem samningskrofuhafi fcer ser til handa er greidd med eftirgjof krOfu hans. 6. ;lour en til skrtiningar 0 hlutafe skv. 5. lid her ad framan kemur skal felagio hafa gefi6 at vaxtalaus skuldabref ad nafnvir6i ails ad jafnvirdi ISK 288.059.442.384 en gefio at I EUR, sena jafnframt er grelos1umynt brefsins, og midast endanleg jar-1mM Pess i beim gjaldmidli vid skrci6 gengi Sedlabanka Islands a fitgafudegi. Skuldabrefin skulu vera greidd til baka samkvcemt 8

 s-vok011uou fjarsnpsakvicedi, b. e. med lausu fe sem 111 reiou er hverju sinni hja felaginu. Lokagialddagi brefanna skal vera a dram' 2035. Skuldabrefin verour mere breytiretti i hlutafe sem stjorn felagsins getur akve616 a6 nfita a timabilinu fret I. september 2018 (roita ma breyfirettinn fret I. september 11120. desember ar hvert fret 2018 a6 telja) ad tilteknum skilyrOum uppfrilturn.  Aranari  upplfdingar urn skilnuila sk-uldabrefsanna eru i meofylgjandi upplfdingariti ,fiTir krofuhafa.  7.  Samhli6a afhendingu rif,rra hluta 1 felaginu samlocemt Pvi sem, from kemur 15.  Ho  her  a6 framan skal slitastjorn afhenda peim krofuhofion sem eiga samningskrOfur er nema &erre jarhceo en viOmiOunarmark vegna afhendingar verobrefa, hlutdeild i skuldabrefi sarnkwerni 6.116, ad rettri tiltolu eftir hiutfalli  milli (1) bess hluta samningskrofunnar sem er urnfram viomiounarrnark vegna   afhendingar verobrefa og (2) heildarfarhmoar allra samningskrafna ad Pvi   leyti sem ficer eru wnfram viorniounarmark vegna afhendingar ver6brefa.   8. Slitastjorn er heirnilt, of nauosyn ber lel vegna 6,6)rirsiora talmandi atvika, ad   fresta skrimingu hlutafjar og afhendingu hlutdeildar 1 skuldctbrefi skv. 5, og 7.   lid her ad framan, um alit ad 30 virka daga til viobotar v16 Pad sem from   kemur  i 5. lid.  Komi tit dress skal silk frestun eiga viii urn alla jk   samningskrofuhafa sem fa hlutafe og skuldabref og skal slitastjarn upp1.0a   hlutadeigandi samningskrofuhafa urn slika frestun og astce6ur hennar efilr bvi   sem unnt er.  9.  Gegn afhendingu skuldabrefa og a6 fenginni lagmarksgreiOslu og skraningu  hlutdeild 1 hlutafe filagsins samkvcemt framangreindu hefur samningskrofuhafi gefi6 efiir altar eftirsto6vcir krqfu sinnar, hverju nafni sem nefnast, gagnvart LBI  10. Innan 10 virkra daga fret afhendingu hlutafjar og skuldabrefa skv. 5. og 7. lid,   sbr. 8. lid, her ad framan, skal slitastjOrn bo6a til hluthafafundar 1 felaginu   Par sem ny stjdrn felagins skal kosin of mijum hluthofum kess og malefnum   filagsins ad o6ru leyti rcio16 i samrcemi viii samPykIctir Bess, akvce6i laga um   einkahlutafelOg nr. 138/1994 og efni naudasarnnings pessa e6a jilgiskjala   hans eller atvikum.  11. Hafi agreiningur urn krofu samkvcemt 113. gr. laga urn gialdProlaskipti ekki   verid tat lykta leiddur 4 Beim tima er lagmarksgrei6sla er innt of hendi eda of   silk krafa er skilyrt pegar greiosla fer from, skal slitastjorn leggja inn   fiarvOrsluinnlansreikning fia  greloslu  sem  tilheyra  myndi  hluta6eigandi   krofuhafa,  mi6a6 viii hcestu mogulegu ficirhce6 hluta6eigandi krofugeroar.   Sama a viii of atvik er varoa krOfuhafann e6a stoou hans talmet greloslu.     9

 12. Haft agreiningur urn samningskrofu ekki verid til lykta leiddur er ajhending   nf,rra hluta fer ,fram samkvcernt 5. lid her ad framan eda of silk krafa er skilyrt,   skal slitastforn, og War stjarn felagsins, annast um ettgcifu nfrra hluta i   .feloginu med askrift i beim tilfellum pegar samningskrafa verdur endanlega   samPykkt og ad pvi marki sem sliku sambykki nemur, ad rettri tiltolu og ad   doru leyti i sanarcemi vid sonau forsendur og fi.am koma 15. lid her ad fiatnan.   Kvedid skal a urn heimild og skyldu til slikrar 4tgafu f sampykkturn felagsins   sem settar verda i samrcemi vid 4. lid her ad framan.  13.  Hafi Ogreiningur um samningskrdfu ekki verid til lykta leiddur er afhending  skuldabrefa ferfram samkvcenat 7. lid her ad fhaman eda of slik krafa er skilyrt, skal slitastjOrn, og sidar stfdrn felagsins, vardveita a vdrshereikningt Pau skuldabref sem svara myndu ad iittolu til hinnar umdeildu krafa, eins og  krofitgerd hennar getur hcest ordid. Verdi samningskrafa endanlega samPykkt, og ad Pvi marki sem sliku samPykki nemur, skulu samsvarandi skuldabref afhent  krdfuhafanutn,  &mat  hverri peirri hlutdeild i afborgurzum of  skuldabrefunum sem pa kunna ad hafa verid inntar of hendi af halfu felagsins og vardveita bar med soma hcetti og greinir i 11. lid her ad framan.  14.  Urn nanari litfcerslu og greidslur afPeim toga sem fratn koma i lidum 11. - 13.  her ad franacm, tilkynningar tiI hlutadeigandi lo.dfuhafit og alrvinnslu Pegar endanleg itrlaztsn kgreinings liggur fyrir, hvort sem er of halfu slitasydrnar eda stjornar falagins eins og hun er skipud ca hverfuna tima, gilda .frirtncell 103. gr. a. laga um fiarmala6rirtceki sem ad Pessu  15.  frumvarpi Pessu er vikid fra reglum 4. mgr. 30. gr. laga um gjaldbrotasloPti   med Peim hcetti sena kvedid er a urn i 3. mgr. 103.  gr.  a.  logo  urn   flarmalafrrirtceki, sbr. c. lid 2. gr. toga nr. 59/2015, Pannig ad rettarahrif   akvceoisins verda midud vid stodu krafna vid lok krOfulfmingarfrests, Pann 30.   oktober 2009. Sama   thnamark  verdur   lagt  til  grundvallar  vegna   lagmarksgreidslu SICV. 2. malslid 2. mgr. 36. gr. toga urn gjaldprotaskipti.  16. Frurnvarp petta gerir ekki rod jirir greidslu vaxta af' samningskrdfum og   trygging er ekki sett fin.ir efndum, sbr. 3. og 4. tolulid 1. mgr. 36. gr. toga urn   gjaldprotaskipti. ka gerir frumvarpid rcidbirir fni ad allir krofuhafar felagsins   fai hlutfallslega sOmu greidslu og veromceti ser til handa, med Peirri einu   undantekningu sem leioir of lagmarksgreidslu samkvcenat 1. lid pessa kafia,   sbr. 2. mgr. 36. gr. logo um gyaldProtaslcipti. Ekki et- kvi Arid from 4 ad   tilteknir lcinardrotinar veiti frekari iviblun en caorir I skilningi 3. mgr. 36. gr.   seimu logo. Verdi naudasamningur stadfestur a grundvelli frumvarpsins folio   nidur altar eflirstcedar krofur a hendur filaginu samkvcemt 3. mgr. 28. gr.   sOmu lager.    10

 XV Onnur atrial I. Frumvarp Petta ncer til aura eigna LBI og byggir a Pvi ad allar eignir sem   eftir standa, ad teknu tilliti til Peirra forsendna sem fram koma, eda leida af,   efni IL kafla ftumvarpsins, muni renna til almennra krofuhafa filagsins i   samrcemi vid efni III. kafla her ad framan. Timasett acetlun slitastjarnar um   heildaruppgjor eigna felagsins samkvcemt efiblarandi tqflu midast eingOngu   vid acetladar heimtur 1 erlendum gjaldmidlum midad vid gengi Peirra gagnvart   ISK pann 30. jani 2015 og byggir a Jeim forsendum ad allar samPylcktar   krofur i erlendum gjaldmidlum med retthced skv. 109. til og med 112. gr. laga   um gjaldProtaskipti, haft verid greiddar og ad heimtur verdi i samrcemi yid   gildandi samningsskilmala vid skuldunauta, Par sem Pad a vid, P.m.t. hvers   kyns vaxtatekjur til framtz'dar. Fjeirlicedir eru i milljordum  fir 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026  Sklar ISK 47,5 8,0 38,5 13,8 42,7 5,1 34,2 4,5 40,3 2,1 30,3 1,7 2.  Fyrirvari er gerdur um mat a virdi eigna og Ira stadreynd ad mat slitastjarncrr  kann ad breytast til hcekkunar eda lcekkunar, hvort sem er a Peim tima sem lida kann fra pvi ad ftumvarp petta er lagt fram og jlangad til atIcvcedi verda greidd urn Pad, a efndatima naudasamnings eftir stadfestingu hans eda a efndatitha Peirra skjala sem gefin verda lit og afhent samningskrofuhofum i samcemi vid efni frumvarpsins.  3.  Mat a virdi eigna filagsins og acetludum heimtum krofuhafa byggir  eftirstodvum eigna ad teknu tilliti til Jess ad stodugleikaframlag LBI verdi innt of hendi i samrcemi vid samPykkt krofuhafafundar og heimild i 4. mcilslid 2. mgr. 103. gr. laga um fiarmalatYrirtceki og cilcvcedi til bradabirgda III. i logum  nr.  36/2001, sbr. log nr.  59/2015. Acetlun slitastjarnar og mat a virdi Cigna   filagsins Pegar eftireif samkvcemt ftumvarpinu er akvedin,  midast vid   naverandi stodu Peirra an mogulegra framti6artelcria afPeim.  4. Sa munur sem era samanlogdu nafnvirdi skuldabrefa sem atgefin verda skv. 6.  lid III. kaflafrumvarps Pessa og Jess virdismats sem lagt er til grundvallar vid cikvordun eftirgjafar i 2.  lid sama kafla byggir a mati slitastjOrnar a mogulegum virdisauka Cigna og vaxtatekjum sem til kunna ad falla greldslutima skuldabre'fanna.  Vegna ovissu urn hvort hcegt verdi ad greida  nafnvirdi brefsins ad fullu mun pad bundid breytiretti, sem felur I ser ad stjarn filagsins getur vid tilteknar adstcedur breytt tilteknurn hluta eftirstodva skuldabrefsins i hlutafe Ifilaginu.     11

 5.  Eins fljott og kostur er eftir stadfestingu naudasamnings skal slitasyorn leita  vidurkenningar  a  naudasamningnum  og  gildi  hans  I  perm  erlendu logsagnarumdremum Par sem Pess er serstok Pod; svo fitgafa peirra skjala sem urn rcedir i HI. kafla frumvarps pessa geti farid fram gagnvart krofuhofum  hlutadeigandi rikjurn, en ad Odrum kosti skal farid med slik skjol med sarna hcetti og greinir 111, — 13. lid III. kafla her ad framan.  6.  Vakin er serstok athygli 6 greiningu og urnflollun um ahcettu- og ovissuficetti  upp133singariti fyrir krofuhafa. Jafnframt er vakin athygli 6 umfjollun urn adra ficetti i sama riti, P. a m. um: i) skattaleg alitaefni fyrir felagid og krofuhafa Pess;  ii) framkvcemd atkvcedagreidslu og krofuhafafundi i tengslum yid  medferd frumvarps pessa;  stOdugleikaframlag LBI og tengda Pcetti; iv) skadleysi; v) nanari lf/singu peirra skjala sem geti6 er urn i 4. til 7. lid I III. kafla  her  ad framan;  vi)  acetlun  um  efndir  naudasamnings  og  rod  efndaradstafana; og vii) rekstur LBI eftir efndir naudasamnings.  7.  Frumvarp Petta ad naudasamningi i slitamedferd LBI er uppfierd fitgafa hies  upprunalega frumvarps, sem birt var 13. oktober 2015. Frumvarp Petta verdar lagt fyrir krOfuhafafund til atkvcedagreidslu Pann 23. november 2015 klukkan 10:00 ad Hotel Hilton Reykjavik Nordica, Sudurlandsbraut 2 i Reykjavik. Verdi pad samPykkt med tilskildum meirihluta atkvceda samningskrofuhafa logum samkvcemt mun slitastjOrn leita stagestingar naudasamnings eftir avcedum IX. kafla laga urn gjaldProtaskipti. Naudasamningur telst kominn 6 med endanlegri clomsiirlausn Par ad latandi og bindur fra Peim degi alla lanardrottna og pa sem i stall peirra korna um samningskrofitr peirra, sbr. 60. gr. laga um gjaldProtaskipti.  yfirlSrsingu slitastjernar LBI hf, dagsettri 26. november 2015, er fylgdi beioni urn stabfestingu nauosamningsins, kemur fram ao slitastjOrn telji nauoasamninginn sanngjarnan I garb krofuhafa felagsins enda tryggi harm jafnra2oi beirra i sammtni via lagareglur bar um og ao viroi eigna felagsins verb.' hamarkao krofuhofum til hagsbOta, meoal annars meo bvi 0 eignir sem eftir standi til uppgjors via krofuhafa ver8i undanbegnar fjarmagnshoftum sky. lOgum nr. 87/1992 urn gjaldeyrismal. Ira feli su leio sem farin se meo nauoasamningnum i sex. 0 unnt veroi act greioa eftirstOOYar Yiburkenndra forgangskrafna sky. 112. gr. laga nr. 21/1991 fyrr en annars hefbi oroio. Da segir I yfirljtsingunni a  flab se mat slitastjomar ao naubasamningurinn, sit eftirgjof sem 1 honum felist og 1)au greioslukjOr sem hafi Yeri8 sambykkt sett sanngjOrn fyrir alla krofuhafa LBI hf. og felagib sjalft, enda renni andvirbi eigna til krofuhafa bess eftir bvi sem bwr innheimtist i beirri skuldarob sem kvebio se a urn I logum. Loks tekur slitastjorn fram ao ekkert bendi til annars en 0 LBI hf eigi as geta sta818 i    12

 fullurn skilum yi6 lanardrottna sina i kjolfar samningsins me6 beim hwtti sem 19st se i nauoasamningi og greiosluskjalum, enda seu bau skjol ba.nnig bygg6 upp a6 pau taki tillit  tit beirrar 6vissu   sem   se   um   viroi   eigna  og   grei6slutima.   Enn fremur er bvi V,st yfir a6 slitastjorninni se ekki kunnugt urn a6 nein atvik, sem gef.n eru 1 57. og 58.  gr.  laga Dr, 2111991, geti verio til hindrunar sta6festingu nauoasamningi..   Ni6urstaaa:  Dar sem ekki era hafo uppi andinxli vi6  krofu urn sta6festingu ofangreinds nauoasarnnings  og  skuldari  hefur  soft  ping  fer  akyor6un  urn  sta6festingu nau6asamningsins eftir 2. mgr. 153. gr. laga nr. 21/1991, urn gjaldbrotaskipti sbr.  57. gr. og 2. mgr. 56. gr. stimu laga, svo og akvw6urn 103. gr. a laga nr. 161/2002, urn tjamialafyrirfteki, me6 sioari hreytingum en 1j6st er a6 LBI hf. feilur undir gildissYi6 beinra laga, sbr. 1. mgr. 1, gr. og 10. tolulio 1. gr. a. beirra laga.  I 5. mgr. 103. gr. a. laga nr.  161/2002, sbr. 2. mgr. 153. gr. laga nr. 21/1991 kemur fram a6 i frumvarpi at' nauoasamningi fjarmalafyrirtxkis megi kye6a, a urn a6 krofur samkvzemt 109-112. gr. laga nr. 21/1991 urn gjaldbrotaskipti o.fl. yerai fyrst greiddar af eignum tjannalafyrirtwkis dour en til greioslu samningskrafna kernur, an tress a.6 fullnwgjandi trygging se sett fyrir grei6slu beirra e6a a6 hluta6eigandi sambykki skriflega a6 nauoasarnningur Yer6i sta6festur an bess. I framlog6um gognum kernur fram a6 altar yi6urkenndar kroftv samkywrnt 109-111. gr. laga nr. 21/1991 hall verio greiddar a6 fullu en 6greiddar eitirsto6var vegna krafna samkywmt 112. gr. laga nr. 21/1991 seu um 210,6 milljathar krOna. Samkyoamt frumvarpi a6 nauoasamningi LBI hf grei6ast bwr eftirsto6yar Our en efndir sarnningskrafna hefjast I samrwmi yi6 heimild i 5. mgr. 103. gr. a. laga nr. 161/2002 sbr. h. Ho 2. gr, laga nr. 59/2015.  Samkywnft 57. gr. laga nr. 21/1991 skat hergsdamari hafna krofu skuldara um staofestingu  nauoasamnings  ef 1) synja  hefoi  aft  urn  heimild  til  ao  teita nau6asamnings i OndYer6u sky. 1. mgr. 38. gr. e6a him hefty begar fallio niOur sky.  41. gr., 2) fyrir liggur ao skuldarinn hall ho6i6 atkvw6ismanni ivilnun tit a6 fa ra6i6 atkvEe6i hans e6a staolo ao ooru rnisferli i bvi skyni, 3) sta6i6 hefur verio svo rangtega ao innkollun e6a filkynningum til limardrottna, me6fer6 krafna beirra, fundi urn frumvatp ao nau6asamningi e6a atkyLe6agrei6slu urn bac) a6 tea kunni ao hafa skipt skopum urn niourstoour atkvw6agreioslunnar. Enn fremur er heraosdamara rift a6 hafna krofu skuldarans ef verulegir gallar eru a malatilbiinaoi hans vathandi krtifuna sem ekki hefur verio sinnt a6 hwta irr samkvmut 2. mgr. 57. gr. somu laga.  Ekki ver6ur ra6i6 af gOgnurn malsins a6 einstakir atkveOismenn hafi natio neinnar ivilnunar vi6 atkvw6agreioslu um bann nau6asamning sem nit liggur fyrir, Da veraur heldur ekki se6 ao neinir agalla• hafi verio a innlaillun, meafero krafna og    13

atkvw6agreiosiu urn fn.nvarpio til nauoasamnings. Da liggur ljest fyrir a6 frumvarpi6 var samDykkt meO tilskildum meirlbluta atkvmoismanna sarnkvxmt 3. mgr. 103. gr. a laga nr. 161/2002, urn fjarmalafyrirtaeki, meo siOari breytingum. Enn fremur liggur fyrir vottoro Se6labanka islands urn fjannalafyrirtmki, tar sem greinir a6 1a6 se mat bankans aO frumvarp LBI hf. til nauoasamnings felagsins muni hvorki valda OstoOugleika I gengis- .og peningamalum ne raska fjarmalastoOugleika, sbr. 4. mgr. 103. gr. a. laga nr. 161/2002, urn fjarmalafyrirtwki. AO ollu framangreindu virtu er fallist a lutfu slitastjOrnar LBI hf. urn stabfestingu a frumvarpi til nauoasamnings felagsins. Kolbrim Szevarsdottir heraosdemari kveour upp drskuro Dermal'. laRSKURDARORD: Frumvarp a6 nauoasamningi fyrir LBI hf., kt. 540291-2259, Alfheimum 74, Reykjavik., sem samkykkt var a fundi me6 atkvetismannum 23. november 2015, er stabfest sem nauoasamningur felagsins. Kolbran Smvarsdottir (sign) Rdtt endurrit stadfestir, Heraosdomi Reykjavikur,18. sember2013' Greitt: Greitt: 3.750 krOnur aialstriandi og d . t`. "4, , eneva Ku :=;' Atlagrandi r. P.Lykja% ICELAND ansintor and CO' ' 14